UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Mandalay Resort Group

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Mandalay Resort Group

3950 Las Vegas Boulevard South

Las Vegas, NV 89119

Proxy Statement

Annual Meeting Of Stockholders

To Be Held July 6, 2004

PROXY STATEMENT CORRECTION

The following information was inadvertently omitted from the table appearing under the caption “Certain Beneficial Owners” on page 29 of the proxy statement dated May 21, 2004, relating to the 2004 annual meeting of stockholders. The information is to be considered an integral part of that table, which lists the persons known to us to be the beneficial owners of more than 5% of Mandalay’s common stock, and our proxy soliciting material.

Name and Address	Number of Shares Beneficially Owned		Approximate Percentage of Class**
FMR Corp.	5,675,580	*	8.41%
Edward C. Johnson III
Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109

*	This is the number of shares beneficially owned by FMR Corp., Edward C. Johnson III and Abigail P. Johnson, as reported in their Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004. In such filing, FMR Corp. is reported to have sole voting power as to 2,266,680 of the shares and sole dispositive power as to all of the shares, and Edward C. Johnson III and Abigail P. Johnson are each reported to have sole dispositive power as to all of the shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is reported to be the beneficial owner of 3,408,900 of the shares.

**	As of May 10, 2004, the record date for the 2004 annual meeting of stockholders.

Michael S. Ensign

Chairman of the Board

Las Vegas

June 2, 2004